UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2022
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 3, 2022 (the “Closing Date”), Nordson Corporation, an Ohio corporation, (“Nordson”), completed its previously announced acquisition of CyberOptics Corporation, a Minnesota corporation (“CyberOptics”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2022, by and among Nordson, Meta Merger Company, a Minnesota corporation (“Merger Sub”), and CyberOptics. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into CyberOptics with CyberOptics surviving the Merger as a wholly owned subsidiary of Nordson (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of CyberOptics (the “Company Shares”), subject to certain exceptions, was automatically converted into the right to receive $54.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each stock option that was vested immediately prior to the Effective Time and each stock option that was unvested immediately prior to the Effective Time (“Unvested Stock Option”) and was held by individuals who are employees of CyberOptics immediately prior to the Effective Time but who will not be employed by the surviving corporation, Nordson or any of their respective affiliates immediately following the Merger was cancelled and converted in to the right to receive an amount in cash equal to the (i) aggregate number of Company Shares subject to such stock option multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price for such stock option.

At the Effective Time, each Unvested Stock Option that was held by individuals who remain employed by the surviving corporation and its subsidiaries or who become employed by Nordson or one of its subsidiaries, in each case, as of the Effective Time, was converted into an option to acquire a number of Nordson shares of common stock equal to the product of (i) the number of Company Shares subject to the option multiplied by (ii) a fraction, or equity exchange ratio, the numerator of which is the Merger Consideration and the denominator of which is the average of the volume weighted average price of a share of Nordson common stock on NASDAQ (as reported by Bloomberg L.P. or such other authoritative source as mutually agreed between Nordson and CyberOptics) on each of the five consecutive trading days ending with the second complete trading day immediately prior to the Closing Date, with the number of shares rounded down to the nearest whole share. The exercise price for these converted options equals the exercise price for each Company Share subject to CyberOptics option divided by the equity exchange ratio (rounded up to the nearest whole cent). Otherwise, each converted Unvested Stock Option has substantially identical terms and conditions to those applicable to such Unvested Stock Option immediately prior to the Merger.

At the Effective Time, each restricted stock unit of CyberOptics (“Company RSU”) that was outstanding immediately prior to the effective time of the Merger became fully vested and was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of Company Shares subject to such Company RSU.

At the Effective Time, each outstanding unvested restricted stock award of CyberOptics was canceled in accordance with its terms.

The foregoing description of the Merger Agreement and transactions contemplated thereby is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

2.1
Agreement and Plan of Merger, dated August 7, 2022, by and among Nordson Corporation, Meta Merger Company and CyberOptics Corporation (incorporated by reference herein to Exhibit 2.1 to Nordson Corporation’s Current Report on Form 8-K filed on August 10, 2022) (SEC File No. 000-07977)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date:	November 3, 2022	By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Executive Vice President General Counsel & Secretary